January 10, 1997


Beacon Properties Corporation
50 Rowes Wharf
Boston, Massachusetts 02110

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 750,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Beacon Properties Corporation, a Maryland corporation (the "Company").

         In connection with rendering this opinion, we have examined the Articles of Incorporation, as amended and the Amended and Restated Bylaws of the Company, such records of the corporate proceedings of the Company as we deemed material, a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the Company's 1996 Non-Qualified Stock Option Plan (the "Plan"), and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Maryland General Corporation Law.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP